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                                                                    Exhibit 21.1
                       Exide Corporation - Subsidiaries

                                                             Jurisdiction
Subsidiary Name                                              of incorporation
- ---------------                                              ----------------

Exide Batteries Limited                                      United Kingdom
Euro Exide Corporation Limited                               United Kingdom
Exide Canada, Inc.                                           Canada
GBC, Inc.                                                    Delaware
General Battery Corporation                                  Pennsylvania (1)
Sociedad Espanola del Acumulador Tudor, S.A.                 Spain
Hagen Batterie AG                                            Germany
Hagen Batterijen, B.V.                                       The Netherlands
Industria Composicioni, Stampate S.p.A (I.C.S.)              Italy
Megorsa de Gormaz, S.A.                                      Spain
Pakkasakku OY                                                Finland
Sociedad Portuguesa Do Accumulador Tudor, S.A.               Portugal
Tudor - Sonnak A/S                                           Norway
Tudor Hellenic, Ltd.                                         Greece
Exide Holdings France, S.A.                                  France
Compagnie Europeenne D'Accumulateurs S.A.                    France
Accumulatorenfabrik Sonnenschein GmbH                        Germany
CMP Batteries Limited                                        United Kingdom
Societa' Industriale Accumulatori S.r.l.                     Italy
Centra S.A.                                                  Poland
Compagnia Generale Accumulatori S.p.A.                       Italy
Accumulateurs Tudor S.A.                                     Belgium
Fabbrica Accumulatori York S.p.A.                            Italy
Fulmen Tudor Service Belgique N.V.                           Belgium
CMP Batterijen B.V.                                          The Netherlands


(1) Pennsylvania Business Trust